As filed with the Securities and Exchange Commission on November 8, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINTRUST FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Illinois	36-3873352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Wintrust Financial Corporation 2007 Stock Incentive Plan

(Full title of the plan)

Lisa J. Reategui

Executive Vice President, General Counsel, and Corporate Secretary

727 North Bank Lane

Lake Forest, Illinois 60045

(847) 615-4096

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Pran Jha

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, no par value per share	325,000 shares	$28.93	$9,402,250	$1,077.50

(1)	Reflects shares of common stock (the “Shares”), no par value per share, of Wintrust Financial Corporation, an Illinois corporation (the “Registrant”), being registered hereunder that may be issued pursuant to the Wintrust Financial Corporation 2007 Stock Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued pursuant to the provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits, recapitalization, reorganization, merger, consolidation or similar changes.
(2)	Estimated solely for the purposes of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales price of the Shares as reported on the NASDAQ Global Select Market on November 3, 2011.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

A Registration Statement on Form S-8 (SEC File No. 333-140141) was filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2007 covering the registration of 500,000 Shares to be offered pursuant to the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed to register an additional 325,000 Shares under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3, 5, and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the Commission by the Registrant, are incorporated herein by reference:

(1) the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 1, 2011;

(2) the Registrant’s quarterly reports on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 9, 2011, and for the quarter ended June 30, 2011, filed with the Commission on August 9, 2011;

(3) the Registrant’s current reports on Forms 8-K and 8-K/A, filed with the Commission on February 2, 2011, February 14, 2011, April 15, 2011, May 31, 2011, July 29, 2011 (with respect to advisory votes regarding executive compensation), July 29, 2011 (with respect to modifications of the Registrant’s articles of incorporation), August 9, 2011, and November 2, 2011; and

(4) The description of the Registrant’s common stock, no par value per share, contained in the Registrant’s Registration Statement on Form 8-A filed on January 3, 1997 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities registered hereunder will be passed upon for the Registrant by Lisa J. Reategui, Executive Vice President, General Counsel, and Corporate Secretary. Ms. Reategui may receive awards under the Plan. Ms. Reategui beneficially owns or has rights to acquire an aggregate of less than 1.0% of the Shares.

ITEM 8.	EXHIBITS.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	Amended and Restated Certificate of Designations of Wintrust Financial Corporation filed on December 18, 2008 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on December 24, 2008).

4.3	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the 1998 Series A Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2011).

4.4	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the Series B Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2011).

4.5	Amended and Restated By-laws of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2011).

4.6	Wintrust Financial Corporation 2007 Stock Incentive Plan, as amended.

5.1	Opinion of Lisa J. Reategui relating to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Lisa J. Reategui (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Forest, state of Illinois, on November 8, 2011.

WINTRUST FINANCIAL CORPORATION

By:	/s/ Lisa J. Reategui
Name:	Lisa J. Reategui
Title:	Executive Vice President, General Counsel, and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Peter D. Crist Peter D. Crist	Chairman of the Board of Directors	November 8, 2011

/s/ Edward J. Wehmer Edward J. Wehmer	President, Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2011

/s/ David L. Stoehr David L. Stoehr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2011

/s/ Bruce K. Crowther Bruce K. Crowther	Director	November 8, 2011

/s/ Joseph F. Damico Joseph F. Damico	Director	November 8, 2011

/s/ Bert A. Getz, Jr. Bert A. Getz, Jr.	Director	November 8, 2011

/s/ H. Patrick Hackett, Jr. H. Patrick Hackett, Jr.	Director	November 8, 2011

/s/ Scott K. Heitmann Scott K. Heitmann	Director	November 8, 2011

/s/ Charles H. James III Charles H. James III	Director	November 8, 2011

/s/ Albin F. Moschner Albin F. Moschner	Director	November 8, 2011

/s/ Thomas J. Neis Thomas J. Neis	Director	November 8, 2011

/s/ Christopher J. Perry Christopher J. Perry	Director	November 8, 2011

/s/ Hollis W. Rademacher Hollis W. Rademacher	Director	November 8, 2011

/s/ Ingrid S. Stafford Ingrid S. Stafford	Director	November 8, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.2	Amended and Restated Certificate of Designations of Wintrust Financial Corporation filed on December 18, 2008 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on December 24, 2008).

4.3	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the 1998 Series A Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2011).

4.4	Statement of Resolution of the Board of Directors of Wintrust Financial Corporation Regarding the Series B Preferred Stock (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2011).

4.5	Amended and Restated By-laws of Wintrust Financial Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 15, 2011).

4.6	Wintrust Financial Corporation 2007 Stock Incentive Plan, as amended.

5.1	Opinion of Lisa J. Reategui relating to the validity of the securities being registered.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Lisa J. Reategui (included in Exhibit 5.1).